FOR IMMEDIATE RELEASE
OCTOBER 1, 2008

Investor Contact:	Crystal C. Bell, Investor Relations Specialist
Phone: (214) 721-9407
Chris.Bell@CrosstexEnergy.com

Media Contact:	Jill McMillan, Manager, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com
CROSSTEX ENERGY HOSTS CONFERENCE CALL
AT 10 A.M. CENTRAL TIME TOMORROW, OCTOBER 2
DALLAS, October 1, 2008 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) will hold a conference call tomorrow, October 2, at 10:00 a.m. Central time (11:00 a.m. Eastern time) to update 2008 guidance, discuss the impact of the recent Gulf Coast hurricanes and provide initial indications of 2009 financing plans.
The dial-in number for the call is 1-866-831-6270, and the passcode is 77309988. Callers outside the United States should dial 1-617-213-8858, and the passcode is 77309988. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until November 2, 2008, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 93706204. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 5,700 miles of pipeline, 12 processing plants, four fractionators, and approximately 190 natural gas amine-treating plants and dew point control plants. Crosstex currently provides services for over 4.0 Bcf/day of natural gas, or approximately eight percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 34 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.
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